REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

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                              Radica Games Limited
             (Exact name of registrant as specified in its charter)
          Bermuda                                                  None
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               Suite R, 6th Floor
                             2-12 Au Pui Wan Street
                                Fo Tan, Hong Kong
                    (Address of Principal Executive Offices)

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                  RADICA GAMES LIMITED 1994 STOCK OPTION PLAN*
                            (Full title of the plan)

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                            Radica Enterprises, Ltd.
                          180 S. Lake Street, Suite 440
                               Pasadena, CA 91101
                                 (626) 744-1150
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                              Proposed          Proposed
                                                              Maximum           Maximum             Amount of
                                          Amount to be        Offering Price    Aggregate           Registration
Title of Securities to be Registered      Registered          Per Share**       Offering Price**    Fee
=================================================================================================================

Common Stock, par value $0.01 per share   800,000 shares***   $16.875           $13,500,000         $3,983
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
* Also includes option plan for outside directors (to the extent separately administered), and Employment Agreement with Mr. Jon N. Bengtson, under which certain options were granted. All such options are described in the documents filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of Radica Games Limited (the "Company") as reported on The Nasdaq National Market on July 21, 1998.

*** This registration covers additional shares of the Company's Common Stock for issuance pursuant to the above-mentioned Plan, and should be read in conjunction with the Company's prior registration statements no. 33-86960 and no. 333-07000. See the Explanatory Statement on the following page.

                              EXPLANATORY STATEMENT


         Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Company's 1994 Stock Option Plan, is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, and the signature page. This filing also updates, but does not change in substance, the letter to holders of stock options set forth on the following page.

         This Registration Statement hereby incorporates by reference the contents of the Company's earlier registration statements no. 33-86960 and no. 333-07000. After giving effect to this filing, an aggregate of 2,988,000 shares of the Company's Common Stock have been registered for issuance pursuant to the Company's 1994 Stock Option Plan and other employee stock options.


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


                                                            July __, 1998

                              RADICA GAMES LIMITED
                             1994 STOCK OPTION PLAN

                      Common Stock of Radica Games Limited
                             (A Bermuda Corporation)


To:      Holders of Stock Options


         Radica Games Limited (the "Company") has filed three registration statements (file nos. 33-86960, 333-07000 and 333-_________) (collectively, the
"Registration Statement") under the Securities Act of 1933 with respect to the exercise by participants of options (the "Options") to purchase the Company's Common Stock, par value U.S.$0.01 per share (the "Common Stock"), which Options have been or may be awarded pursuant to the terms of the Company's 1994 Stock Option Plan, as amended (the "Plan"). Concurrently you are receiving, or you have previously received, a copy of the Plan, as amended to date, certain additional disclosures, and a statement of the terms of the Options (if any) awarded to you (the foregoing, together with any subsequent documentation relating to the Plan subsequently delivered to you, the "Plan Documents"). This letter, the Plan Documents and the Incorporated Documents (defined below) constitute a prospectus (the "Prospectus") covering shares of the Company's Common Stock that have been registered under the Securities Act of 1933. The Incorporated Documents are: the description of the Company's Common Stock filed under the Securities Exchange Act of 1934 (the "Exchange Act") contained in the Company's Registration Statement on Form 8-A (File No. 0-23696); the Company's Annual Report on Form 20-F for the fiscal year ended October 31, 1997; and any further documents (including Form 20-Fs) subsequently filed and, to the extent (if any) provided therein, any further documents subsequently furnished (including Form 6-Ks) under the Exchange Act by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         Any participant in the Plan may obtain a copy of the Plan Documents and Incorporated Documents without charge upon written or oral request to the Company, c/o Radica Enterprises, Ltd., 180 S. Lake Street, Suite 440, Pasadena, CA 91101, (626) 744-1150, Attention: Administrative Assistant.


      THE COMMON STOCK OF RADICA GAMES LIMITED HAS NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.


                                               Very truly yours,


                                               RADICA GAMES LIMITED


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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to the above-mentioned instruction to Form S-8, the only exhibits required with this filing are the opinions and consents, as listed below.


Item 8.  Exhibits

         The following are filed as exhibits to this registration statement:

         5.1 Opinion of Conyers Dill & Pearman as to the validity of the Common Stock.

         23.1 Consent of Deloitte Touche Tohmatsu, independent auditors.

         23.2 Consent of Counsel (included in Exhibit 5.1).

         24.1 Power of Attorney (included on signature page).


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Radica Games Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 20th day of July, 1998.

                                        RADICA GAMES LIMITED



                                        By: /s/ David C. W. Howell
                                           ------------------------------
                                            David C.W. Howell
                                            Executive Vice President, Chief
                                            Financial Officer, Chief Accounting
                                            Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David C.W. Howell, Robert E. Davids, Patrick Feely and Jon N. Bengtson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration under the Act of the Common Stock of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of such Common Stock, to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments hereto, including post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 20, 1998 by the following persons in the capacities indicated.

Name                                                    Title


/s/ Robert E. Davids
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Robert E. Davids                    Vice Chairman, Chief Executive Officer
                                     and Director

/s/ Jon N. Bengtson
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Jon N. Bengtson                     Chairman of the Board and Director


/s/ Patrick Feely
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Patrick Feely                       President, Chief Operating Officer and
                                     Director


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


/s/ David C.W. Howell
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David C.W. Howell                   Executive Vice President, Chief Financial
                                     Officer, Chief Accounting Officer and
                                     Director
/s/ Lam Siu Wing
-----------------------------
Lam Siu Wing                        Vice President, Engineering and Director


/s/ James O'Toole
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James O'Toole                       Director


/s/ Millens W. Taft, Jr.
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Millens W. Taft, Jr.                Director


/s/ Patrick Feely
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   Radica Enterprises, Ltd.         Duly authorized representative
     By Patrick Feely                in the United States
            President


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